UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2013 (December 19, 2013)

STONEGATE MORTGAGE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	001-36116	34-1194858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9190 Priority Way West Drive, Suite 300

Indianapolis, Indiana

(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 663-5100

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 19, 2013, Stonegate Mortgage Corporation (“Stonegate”) completed its previously announced acquisition of all the outstanding capital stock of Crossline Capital, Inc., a California corporation (“Crossline”), pursuant to a Stock Purchase Agreement dated as of November 13, 2013 (the “Agreement”) by and among Crossline, Stonegate, and Timothy R. Elkins, the sole shareholder of Crossline (the “Seller”). Upon completion of the acquisition, Crossline became a wholly-owned subsidiary of Stonegate.

Pursuant to the terms of the Agreement, Stonegate acquired all of the outstanding capital stock of Crossline for a cash purchase price equal to 1.3 times the book value of Crossline as of the closing date, consisting of (i) a cash payment at closing of $8,891,468; plus (ii) certain contingent payments to be made upon the signing of letters of intent by Crossline with companies satisfying the geographic and other requirements specified in the Agreement that provide for those companies’ licensed mortgage loan originators to become Stonegate employees; plus (iii) an earnout payment applicable during the two-year period following the closing, as described below. At the closing, $500,000 was held back to cover the Seller’s indemnification obligations under the Agreement. To the extent Stonegate’s claims for indemnification do not exceed this amount, the holdback will be released to Seller over the three-year period subsequent to the closing. The purchase price, including the contingent payments and earnout payments described herein, will be funded out of Stonegate’s existing cash resources and line of credit facilities with Stonegate’s warehouse lenders.

As referenced above, Stonegate has agreed to make certain earnout payments to the Seller during the two-year period following the closing if Crossline achieves the retail loan origination goals set forth in the Agreement. The earnout payments, if any, will be made on each quarterly anniversary of the closing date.

Stonegate, Crossline, and the Seller have made customary representations, warranties, and covenants in the Agreement. A copy of the Agreement is attached as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2013. The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the closing of the acquisition discussed in Item 2.01 above, Stonegate issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. The registrant will file the financial statements of Crossline required by this Item by amendment not later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The registrant will file the pro forma financial statements required by this Item by amendment not later than 71 calendar days after the date this report on Form 8-K must be filed.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 13, 2013, by and among Stonegate Mortgage Corporation, Crossline Capital, Inc. and Timothy R. Elkins (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2013)*

99.1	Press Release, dated December 20, 2013.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Stonegate agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION (Registrant)

Date: December 24, 2013	By:	/s/ John Macke
John Macke
Chief Financial Officer
(On behalf of the Registrant and as its principal
financial officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of November 13, 2013, by and among Stonegate Mortgage Corporation, Crossline Capital, Inc. and Timothy R. Elkins (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on November 19, 2013)*

99.1	Press Release, dated December 20, 2013.